EXHIBIT 10.2

OPTION TO PURCHASE AGREEMENT

This Agreement, dated as of April 8, 2010, entered between Trevenex Resources, Inc., a Delaware corporation, (“TRI”) and VyseTECH Asia Sdn Bhd, a Malaysian corporation, (“VTA”)

R E C I T A L S

This Agreement is entered into upon the basis of the following facts and intentions of the parties:

A.

VTA is the legal owner of certain patent and technology rights under patent application # 12/164,259 (the “Patent”) filed with the United States Patent and Trademark Office.

B.

TRI and VTA entered into a five year Exclusive Marketing, Distribution and License Agreement on March 15, 2010.

C.

TRI’s wholly owned subsidiary, Info-Accent Sdn Bhd (“IASB”) and VTA executed a five year Exclusive Marketing, Distribution and License Agreement on April 8, 2010.

D.

VTA desires to grant to TRI an option to purchase the Patent from VTA.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.    Option. VTA hereby grants to TRI an option (the “Option”) to purchase the Patent from VTA upon all of the terms, covenants and conditions hereinafter set forth.

2.    Consideration for the Option.  VTA acknowledges that it has received good, valuable and sufficient consideration for the Option.

3.    Term and Exercise. TRI may exercise the Option at any time up to 5:00 p.m., Pacific Time on April 7, 2011 (the “Termination Date”) by delivery to VTA of written notice of its exercise of the Option, together with a check for the full Purchase Price (as defined below). Within seven business days following exercise of the Option, VTA shall deliver to TRI (or TRI’s designee) all documentation (whether in written or electronic form) then in the possession of VTA’s patent attorney, related to the Patent (the “Documentation”).  at which time the closing of the purchase of the Patent from VTA shall occur (the “Closing”). The date of the Closing is referred to herein as the “Closing Date.”

4.    Purchase Price.   The purchase price (“Purchase Price”) which TRI agrees to pay upon exercise of the Option is Three Million Five Hundred Thousand Dollars (USD3,500,000), payable at the Closing.   In the event that TRI exercise the Option, the  one-time license fees totaling $1,000,000 payable by TRI and IASB to VyseTECH shall form part of the purchase consideration.

5.    Representations and Warranties of VTA. VTA represents, warrants and covenants to VTA, as of the date hereof and as of the Closing Date, that:

(a)    Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of VTA and is a valid and binding agreement of VTA, enforceable in accordance with its terms against VTA.

(b)    No Conflict. The execution and delivery by VTA of, and the performance by VTA of its obligations under this Agreement, will not contravene any provision of applicable law, or the certificate of incorporation, or by-laws of VTA, or to VTA’s knowledge, any agreement or other instrument binding upon VTA or any judgment, order or decree of any governmental body, agency or court having jurisdiction over VTA, and to VTA’s knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by VTA of its obligations under this Agreement.

(c)    Good Title to Patent.   VTA has, and on the Closing Date will have, valid title to the Patent to be sold by VTA and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer, and deliver the Patent to be sold by VTA.

(d)    Assignment. Prior to the Termination Date, VTA shall not sell, assign, transfer, pledge, or otherwise encumber the Patent.

6.    Representations and Warranties of TRI. TRI represents, warrants and covenants to TRI, as of the date hereof and as of the Closing Date, that:

(a)    Due Authorization. This Agreement is a valid and binding agreement of TRI, enforceable in accordance with its terms against TRI.

(b)    No Conflict. The execution and delivery by TRI of, and the performance by TRI of its obligations under this Agreement, will not contravene any provision of applicable law, or the organizational documents of TRI, or to TRI’s knowledge, any agreement or other instrument binding upon TRI or any judgment, order or decree of any governmental body, agency or court having jurisdiction over TRI, and to TRI’s knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by TRI of its obligations under this Agreement.

(c)    Value. The Purchase Price may or may not reflect the actual value of the Patent and that TRI has investigated the value independently.

7.    Cooperation. If the Option is exercised, VTA shall promptly execute and deliver all additional documents reasonably deemed by TRI to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Patent pursuant to this Agreement and to accomplish the other matters contemplated herein.

8.    Survival. All representations, warranties and agreements made by VTA and by TRI in this Agreement shall survive the execution of this Agreement for a period of one (1) year from the date hereof, except for the provisions of Sections 5(a) and 5(c), which shall survive indefinitely.

9. Miscellaneous.

9.1   Any notice, demand, request or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by facsimile as follows:

If to VTA:

VyseTECH Asia Sdn Bhd

A-1-5 Jaya One

72A Jalan Universiti

46200 Petaling Jaya

Selangor

Malaysia

Attention:  Ponniah Alagan, Executive Director

If to TRI:

Trevenex Resources, Inc.

25 West Cataldo, Suite A

Spokane, WA 99202

USA

Attention: Aik Fun Chong, President & CEO

9.2   All titles and captions in this Agreement are for convenience only and they shall not be deemed or construed to define, limit, extend, or describe the scope of interest of this Agreement or any part hereof.

9.3   This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, legal representatives, and assigns.

9.4   In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this Agreement in any respect whatsoever.

9.5   This Agreement constitutes and contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements or understandings. Each party acknowledges and agrees that they have not made any representations, warranties or agreements of any kind regarding the subject matter hereof, except as expressly set forth herein.

9.6   This Agreement may not be modified or amended, except by an instrument in writing signed by duly authorized officers of both of the parties hereto.

9.7   This Agreement and the interpretation and enforcement thereof shall be governed by and in accordance with the laws of the state of Washington.

9.8   If any provision of this Agreement is determined to be invalid in whole or in part for any reason, such unenforceable or invalid provision shall not affect the legality, enforceability or validity of the rest of this Agreement. If any provision is stricken in accordance with the previous sentence, then the stricken provision shall be replaced with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

9.9   The provisions of this Agreement are intended solely for the benefit of VTA and TRI and no provision hereof may be enforced by any creditor, shareholder, officer, director, or agent of, or any other party affiliated with VTA or TRI.

9.10   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been duly executed and delivered by VTA and TRI as of the day and year first written above:

VyseTECH Asia Sdn Bhd	Trevenex Resources, Inc.

By: /s/ Ponniah Alagan	By: /s/ Valerie Hoi Fah Looi
Name: Ponniah Alagan	Name: Valerie Hoi Fah Looi
Title: Executive Director	Title: Director

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